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                                                                 EXHIBIT 3(A)(I)

                           ARTICLES OF INCORPORATION

                      HARRIS PREFERRED CAPITAL CORPORATION

     FIRST: The undersigned, Todd N. Sheldon, whose address is 111 West Monroe Street, Suite 1500, Chicago, Illinois 60603-4080, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

     SECOND:  The name of the corporation is Harris Preferred Capital
Corporation.

     THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

     FOURTH: The post office address of the principal office of the corporation in Maryland is 711 Mayton Court, Belair, MD 21201.

     FIFTH: The name and post office address of the resident agent of the corporation in Maryland are Ken Kramer, 711 Mayton Court, Belair, MD 21201.

     SIXTH: The corporation has authority to issue 1,000 common shares at $1.00 par value per share.

     SEVENTH: The number of directors of the corporation shall be four which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified are:


                              Michael Williams
                              Paul R. Skubic
                              Frank M. Novosel
                              Thomas R. Sizer

     EIGHTH: IN WITNESS WHEREOF, I have signed these Articles and acknowledge the same to be my act.


RETURN TO:                                   SIGNATURE



Todd N. Sheldon                              /s/ Todd N. Sheldon
111 West Monroe Street, Suite 1500           -----------------------------
Chicago, Illinois  60603-4080                Todd N. Sheldon